Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces First Quarter Fiscal 2017

Results of Operations

Highlights

•	Korn Ferry reports a year-over-year increase in fee revenue in the first quarter of fiscal 2017, driven by the Hay Group acquisition and strong revenue growth in Futurestep.

•	The Hay Group integration was substantially completed in the quarter:

-	Converted 75% of legacy Hay Group revenue to Korn Ferry’s systems and processes; and

-	Physically relocated approximately 3,150 colleagues and combined 85 offices

•	The Company declared a quarterly dividend of $0.10 per share on September 7, 2016, payable on October 14, 2016 to stockholders of record on September 26, 2016.

Los Angeles, CA, September 8, 2016 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced first quarter fee revenue of $375.6 million, or $379.2 million on an adjusted basis. Q1 FY’17 diluted earnings per share and adjusted diluted earnings per share were $0.06 and $0.52, respectively. Adjusted diluted earnings per share excludes $37.0 million of restructuring charges, net, integration/acquisition costs, a deferred revenue adjustment related to the Hay Group acquisition (which also impacted adjusted fee revenue), and a write-off of debt issuance costs as a result of replacing our prior credit facility with a new facility to provide enhanced financial flexibility.

“I am proud of the performance of our firm during the fiscal first quarter. We generated $376 million of fee revenue and $379 million of adjusted fee revenue, up 40% and 42% year over year, respectively,” said Gary D. Burnison, CEO Korn Ferry. “Operationally, our combination with Hay Group and investments in our business have provided us with a more compelling platform to not only accelerate our clients’ success, but accelerate Korn Ferry’s growth – and generate stronger earnings power. I am confident that our strategic actions are making us more relevant to our clients, and firmly establishing Korn Ferry as a world-class people and organizational advisor.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’17	FY’16
Fee revenue	$375.6	$267.4
Total revenue	$392.9	$279.3
Operating income	$4.5	$32.9
Operating margin	1.2%	12.3%
Net income attributable to Korn Ferry	$3.2	$23.1
Basic earnings per share	$0.06	$0.46
Diluted earnings per share	$0.06	$0.46

EBITDA Results (b):	First Quarter
	FY’17	FY’16
EBITDA	$20.3	$41.0
EBITDA margin	5.4%	15.3%

Adjusted Results (c):	First Quarter
	FY’17	FY’16
Adjusted fee revenue	$379.2	$267.4
Adjusted EBITDA (b)	$56.4	$41.7
Adjusted EBITDA margin (b)	14.9%	15.6%
Adjusted net income attributable to Korn Ferry	$29.5	$23.5
Adjusted basic earnings per share	$0.52	$0.47
Adjusted diluted earnings per share	$0.52	$0.47

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), net, integration/acquisition costs, and includes the deferred revenue adjustment related to the Hay Group acquisition. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’17	FY’16
Restructuring charges, net	$24.5	$—
Integration/acquisition costs	$8.0	$0.7
Deferred revenue adjustment related to the Hay Group acquisition	$3.5	$—
Write-off of debt issuance costs	$1.0	$—

Fee revenue was $375.6 million in Q1 FY’17 and adjusted fee revenue was $379.2 million (including $3.5 million in deferred revenue adjustment related to the Hay Group acquisition).

•	The growth was primarily due to increases in fee revenue in Futurestep and Hay Group segments.
•	The increase in Hay Group is due to the acquisition that took place in the third quarter of fiscal 2016.

The Company substantially completed the fiscal 2016 restructuring plan during Q1 FY’17, integrating the Hay Group entities that were acquired in the prior year acquisition by eliminating redundant positions and operational and general and administrative expenses and consolidating office space. As a result, the Company recorded restructuring charges, net of $24.5 million in Q1 FY’17, of which $11.5 million relates to severance and $13.0 million relates to the consolidation of office space.

Operating margin was 1.2% in Q1 FY’17 compared to 12.3% in the year-ago quarter. EBITDA margin was 5.4% in Q1 FY’17 compared to 15.3% in Q1 FY’16. The decrease in the operating and EBITDA margins was due to restructuring charges of $24.5 million, an increase in integration/acquisition costs of $7.3 million and the deferred revenue adjustment referenced above.

Adjusted EBITDA margin was 14.9%, down 70 bps from the year-ago quarter. The decline in Adjusted EBITDA margin was primarily due to a change in the revenue mix with a greater proportion of revenue being generated by Hay Group and Futurestep, which yield lower margins than Executive Search, partially offset by the synergies achieved in connection with the Hay Group integration.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	First Quarter
	FY’17	FY’16
Fee revenue	$146.4	$152.1
Total revenue	$151.5	$158.0
Operating income	$26.9	$34.9
Operating margin	18.4%	23.0%

Ending number of consultants	488	486
Average number of consultants	488	469
Engagements billed	3,226	3,001
New engagements (b)	1,446	1,372

EBITDA Results (c):	First Quarter
	FY’17	FY’16
EBITDA	$28.9	$36.9
EBITDA margin	19.7%	24.3%

Adjusted Results (d):	First Quarter
	FY’17	FY’16
Adjusted EBITDA (c)	$31.7	$36.9
Adjusted EBITDA margin (c)	21.6%	24.3%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’17	FY’16
Restructuring charges, net	$2.8	$—

Fee revenue was $146.4 million in Q1 FY’17, a decrease of $5.7 million or 3.7% (1.4% on a constant currency basis) compared to Q1 FY’16. The overall decrease in fee revenue was primarily attributable to lower fee revenues in North America, partially offset by an increase in Latin America.

Operating income was $26.9 million in Q1 FY’17. Operating margin was 18.4% in Q1 FY’17 compared to 23.0% in Q1 FY’16. Operating income and margin were negatively impacted by lower fee revenues and restructuring charges incurred in the quarter as referenced above.

EBITDA was $28.9 million in Q1 FY’17 with an EBITDA margin of 19.7% (negatively impacted by the same factors as operating income). Adjusted EBITDA was $31.7 million with an Adjusted EBITDA margin of 21.6%, down from Q1 FY’16 due primarily to the decline in revenues.

Selected Hay Group Data

(dollars in millions) (a)

	First Quarter
	FY’17	FY’16
Fee revenue	$174.6	$69.2
Total revenue	$181.5	$71.4
Operating (loss) income	$(7.7)	$7.5
Operating margin	(4.4)%	10.8%

Ending number of consultants (b)	566	181
Staff utilization (c)	67%	68%

EBITDA Results (d):	First Quarter
	FY’17	FY’16
EBITDA	$0.5	$10.4
EBITDA margin	0.3%	15.0%

Adjusted Results (e):	First Quarter
	FY’17	FY’16
Adjusted fee revenue	$178.1	$69.2
Adjusted EBITDA (d)	$29.8	$10.7
Adjusted EBITDA margin (d)	16.7%	15.5%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’17	FY’16
Restructuring charges, net	$21.5	$—
Integration/acquisition costs	$4.3	$0.3
Deferred revenue adjustment related to the Hay Group acquisition	$3.5	$—

Fee revenue was $174.6 million and, on an adjusted basis, fee revenue was $178.1 million in Q1 FY’17 (including $3.5 million in deferred revenue adjustment related to the Hay Group acquisition) compared to $69.2 million in Q1 FY’16. The year-over-year increase is primarily attributed to the legacy Hay Group acquisition that took place in the third quarter of fiscal 2016. As a result, consulting fee revenue was higher by $70.5 million in Q1 FY’17 compared to Q1 FY’16 with the remaining increase being generated by product revenue.

Operating loss was $7.7 million in Q1 FY’17, resulting in an operating margin of (4.4)%. The change in operating (loss) income was primarily due to increases in compensation and benefit expense of $69.8 million (excluding integration/acquisition costs), $15.4 million in general and administrative expenses, $4.3 million in depreciation and amortization, $5.6 million in cost of services and $25.5 million in restructuring charges, net, and integration/acquisition costs, offset by an increase in fee revenue of $105.4 million. The increases in operating expenses were due to the legacy Hay Group acquisition that took place in the third quarter of fiscal 2016.

EBITDA was $0.5 million in Q1 FY’17, with a margin of 0.3%. Adjusted EBITDA was $29.8 million during Q1 FY’17, at an Adjusted EBITDA margin of 16.7% compared to 15.5% in Q1 FY’16 and 15.9% in Q4 FY’16. As previously announced, the Hay Group integration is substantially complete with only systems integration in countries representing a relatively small percentage of revenue remaining. The improvement in the Adjusted EBITDA margin in Q1 FY’17 compared to Q1 FY’16 and Q4 FY’16 reflects the synergies resulting from the integration activities.

Selected Futurestep Data

(dollars in millions) (a)

	First Quarter
	FY’17	FY’16
Fee revenue	$54.7	$46.1
Total revenue	$60.0	$49.9
Operating income	$7.5	$6.2
Operating margin	13.7%	13.4%

Engagements billed (b)	979	857
New engagements (c)	519	471

EBITDA Results (d):	First Quarter
	FY’17	FY’16
EBITDA	$8.1	$6.8
EBITDA margin	14.9%	14.7%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $54.7 million in Q1 FY’17, an increase of 18.7% (21.7% on a constant currency basis), compared to the year-ago quarter.

•	The higher fee revenue was driven by a $5.4 million increase in recruitment process outsourcing in Q1 FY’17 compared to Q1 FY’16.
•	The rest of the increase was due to higher fee revenue in professional search due to a 14.2% increase in engagements billed in Q1 FY’17 compared to Q1 FY’16.

Operating income was $7.5 million in Q1 FY’17, an increase of $1.3 million, compared to Q1 FY’16, resulting in an operating margin of 13.7% in the current quarter compared to 13.4% in the year-ago quarter.

EBITDA was $8.1 million during Q1 FY’17 with an EBITDA margin of 14.9%, an increase of 20 bps from the prior year.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q2 FY’17 fee revenue is expected to be in the range of $380 million and $400 million; and
•	Q2 FY’17 diluted earnings per share is likely to range between $0.45 to $0.55.

On a consolidated as adjusted basis:

•	Q2 FY’17 adjusted diluted earnings per share is expected to be in the range from $0.54 to $0.62.

	Q2 FY’17 Earnings Per Share Outlook(1)
	Low	High
Consolidated diluted earnings per share	$0.45	$0.55
Integration/acquisition costs	0.04	0.02
Restructuring charges	0.02	0.01
Retention bonuses	0.07	0.07
Tax rate impact	(0.04)	(0.03)

Consolidated as adjusted diluted earnings per share	$0.54	$0.62

(1)	Consolidated as adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Hay Group, our ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Hay Group, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs and includes the deferred revenue adjustment related to the Hay Group acquisition, and Adjusted EBITDA margin; and

•	Adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Hay Group acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Hay Group, 3) debt issuance costs written-off upon replacement of credit facility and 4) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management will no longer have adjusted fee revenue after Q1 FY’17. The use of these non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2016	2015
	(unaudited)
Fee revenue	$375,621	$267,394
Reimbursed out-of-pocket engagement expenses	17,312	11,941

Total revenue	392,933	279,335

Compensation and benefits	262,967	179,456
General and administrative expenses	55,342	37,491
Reimbursed expenses	17,312	11,941
Cost of services	16,832	10,120
Depreciation and amortization	11,444	7,423
Restructuring charges, net	24,520	—

Total operating expenses	388,417	246,431

Operating income	4,516	32,904
Other income (loss), net	4,259	(74)
Interest expense, net	(3,061)	(299)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	5,714	32,531
Equity in earnings of unconsolidated subsidiaries	79	725
Income tax provision	1,725	10,174

Net income	4,068	23,082
Net income attributable to noncontrolling interest	(860)	—

Net income attributable to Korn/Ferry International	$3,208	$23,082

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.06	$0.46

Diluted	$0.06	$0.46

Weighted-average common shares outstanding:
Basic	56,189	49,493

Diluted	56,576	50,014

Cash dividends declared per share:	$0.10	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2016		2015	% Change
Fee Revenue:
Executive search:
North America	$81,802		$90,359	(9%)
EMEA	35,370		36,090	(2%)
Asia Pacific	19,626		19,215	2%
Latin America	9,563		6,426	49%

Total executive search	146,361		152,090	(4%)
Hay Group	174,582		69,240	152%
Futurestep	54,678		46,064	19%

Total fee revenue	375,621		267,394	40%
Reimbursed out-of-pocket engagement expenses	17,312		11,941	45%

Total revenue	$392,933		$279,335	41%

Operating Income (Loss):		Margin		Margin
Executive search:
North America	$16,468	20.1%	$24,145	26.7%
EMEA	6,027	17.0%	6,276	17.4%
Asia Pacific	2,102	10.7%	2,986	15.5%
Latin America	2,330	24.4%	1,508	23.5%

Total executive search	26,927	18.4%	34,915	23.0%
Hay Group	(7,743)	(4.4%)	7,495	10.8%
Futurestep	7,513	13.7%	6,189	13.4%
Corporate	(22,181)		(15,695)

Total operating income	$4,516	1.2%	$32,904	12.3%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2016	April 30, 2016
ASSETS	(unaudited)
Cash and cash equivalents	$244,073	$273,252
Marketable securities	3,475	11,338
Receivables due from clients, net of allowance for doubtful accounts of $12,674 and $11,292 respectively	341,984	315,975
Income taxes and other receivables	28,672	20,579
Prepaid expenses and other assets	53,196	43,130

Total current assets	671,400	664,274

Marketable securities, non-current	133,502	130,092
Property and equipment, net	99,980	95,436
Cash surrender value of company owned life insurance policies, net of loans	110,195	107,296
Deferred income taxes	26,232	27,163
Goodwill	587,615	590,072
Intangible assets, net	228,992	233,027
Investments and other assets	67,447	51,240

Total assets	$1,925,363	$1,898,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$33,719	$26,634
Income taxes payable	4,351	8,396
Compensation and benefits payable	147,617	266,211
Term loan	19,754	30,000
Other accrued liabilities	149,865	145,023

Total current liabilities	355,306	476,264

Deferred compensation and other retirement plans	217,957	216,113
Term loan, non-current	251,038	110,000
Deferred tax liabilities	13,664	5,088
Other liabilities	51,056	43,834

Total liabilities	889,021	851,299

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 70,576 and 69,273 shares issued and 57,898 and 57,272 shares outstanding, respectively	705,792	702,098
Retained earnings	398,412	401,113
Accumulated other comprehensive loss, net	(70,577)	(57,911)

Total Korn/Ferry International stockholders’ equity	1,033,627	1,045,300
Noncontrolling interest	2,715	2,001

Total stockholders’ equity	1,036,342	1,047,301

Total liabilities and stockholders’ equity	$1,925,363	$1,898,600

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2016	2015
	(unaudited)
Fee revenue	$375,621	$267,394
Deferred revenue adjustment due to acquisition (1)	3,535	—

Adjusted fee revenue	$379,156	$267,394

Operating income	$4,516	$32,904
Depreciation and amortization	11,444	7,423
Other income (loss), net	4,259	(74)
Equity in earnings of unconsolidated subsidiaries, net	79	725

EBITDA	20,298	40,978
Deferred revenue adjustment due to acquisition (1)	3,535	—
Restructuring charges, net (2)	24,520	—
Integration/acquisition costs (3)	8,027	674

Adjusted EBITDA	$56,380	$41,652

Operating margin	1.2%	12.3%
Depreciation and amortization	3.0%	2.8%
Other income (loss), net	1.1%	0.0%
Equity in earnings of unconsolidated subsidiaries, net	0.1%	0.2%

EBITDA margin	5.4%	15.3%
Deferred revenue adjustment due to acquisition (1)	0.9%	—
Restructuring charges, net (2)	6.5%	—
Integration/acquisition costs (3)	2.1%	0.3%

Adjusted EBITDA margin	14.9%	15.6%

Net income attributable to Korn/Ferry International	$3,208	$23,082
Deferred revenue adjustment due to acquisition (1)	3,535	—
Restructuring charges, net (2)	24,520	—
Integration/acquisition costs (3)	8,027	674
Write-off of debt issuance costs (4)	954	—
Tax effect on the above items (5)	(10,718)	(215)

Adjusted net income attributable to Korn/Ferry International	$29,526	$23,541

Basic earnings per common share	$0.06	$0.46
Deferred revenue adjustment due to acquisition (1)	0.06	—
Restructuring charges, net (2)	0.43	—
Integration/acquisition costs (3)	0.14	0.01
Write-off of debt issuance costs (4)	0.02	—
Tax effect on the above items (5)	(0.19)	—

Adjusted basic earnings per share	$0.52	$0.47

Diluted earnings per common share	$0.06	$0.46
Deferred revenue adjustment due to acquisition (1)	0.06	—
Restructuring charges, net (2)	0.43	—
Integration/acquisition costs (3)	0.14	0.01
Write-off of debt issuance costs (4)	0.02	—
Tax effect on the above items (5)	(0.19)	—

Adjusted diluted earnings per share	$0.52	$0.47

Explanation of Non-GAAP Adjustments

(1)	Increase in fee revenue relating to the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment. On a GAAP basis, Hay Group fee revenue was $174.6 million during the three months ended July 31, 2016. On an adjusted basis, Hay Group fee revenue was $178.1 million during the three months ended July 31, 2016.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Hay Group on December 1, 2015.
(3)	Costs associated with completing the acquisition of Hay Group, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Write-off of debt issuance costs as a result of replacing the prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on deferred revenue adjustment associated with the acquisition of Hay Group, restructuring charges, net, integration/acquisition costs and the write-off of debt issuance costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$81,802	$35,370	$19,626	$9,563	$146,361	$174,582	$54,678	$—	$375,621

Net income									$4,068
Other income, net									(4,259)
Interest expense, net									3,061
Equity in earnings of unconsolidated subsidiaries, net									(79)
Income tax provision									1,725

Operating income (loss)	$16,468	$6,027	$2,102	$2,330	$26,927	$(7,743)	$7,513	$(22,181)	4,516
Depreciation and amortization	830	211	225	114	1,380	8,016	623	1,425	11,444
Other income (loss), net	288	24	87	73	472	235	(2)	3,554	4,259
Equity in earnings of unconsolidated subsidiaries, net	79	—	—	—	79	—	—	—	79

EBITDA	17,665	6,262	2,414	2,517	28,858	508	8,134	(17,202)	20,298

EBITDA margin	21.6%	17.7%	12.3%	26.3%	19.7%	0.3%	14.9%		5.4%
Restructuring charges, net	1,706	128	622	360	2,816	21,488	—	216	24,520
Integration/acquisition costs	—	—	—	—	—	4,264	—	3,763	8,027
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$19,371	$6,390	$3,036	$2,877	$31,674	$29,795	$8,134	$(13,223)	$56,380

Adjusted EBITDA margin	23.7%	18.1%	15.5%	30.1%	21.6%	16.7%	14.9%		14.9%

	Three Months Ended July 31, 2015
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$90,359	$36,090	$19,215	$6,426	$152,090	$69,240	$46,064	$—	$267,394

Net income									$23,082
Other loss, net									74
Interest expense, net									299
Equity in earnings of unconsolidated subsidiaries, net									(725)
Income tax provision									10,174

Operating income (loss)	$24,145	$6,276	$2,986	$1,508	$34,915	$7,495	$6,189	$(15,695)	32,904
Depreciation and amortization	827	365	246	78	1,516	3,748	585	1,574	7,423
Other income (loss), net	32	143	18	239	432	(863)	—	357	(74)
Equity in earnings of unconsolidated subsidiaries, net	86	—	—	—	86	—	—	639	725

EBITDA	25,090	6,784	3,250	1,825	36,949	10,380	6,774	(13,125)	40,978

EBITDA margin	27.8%	18.8%	16.9%	28.4%	24.3%	15.0%	14.7%		15.3%
Integration/acquisition costs	—	—	—	—	—	329	—	345	674

Adjusted EBITDA	$25,090	$6,784	$3,250	$1,825	$36,949	$10,709	$6,774	$(12,780)	$41,652

Adjusted EBITDA margin	27.8%	18.8%	16.9%	28.4%	24.3%	15.5%	14.7%		15.6%